Exhibit 10.34

PREMIER PURCHASING PARTNERS, L.P.

AMENDMENT NUMBER 4 TO GROUP PURCHASING AGREEMENT

CONTRACT #:     PP-NS-347

Product Category:         Pulse Oximeters

Amendment of Section 8.11 HL7 Compliance

This Amendment Number 4 (“Amendment”), is entered into effective December 1, 2007 (the “Effective Date”), and shall amend and modify the Group Purchasing Agreement (Contract #: PP-NS-347) by and between Premier Purchasing Partners, L.P. (“Purchasing Partners”), and Masimo Americas, Inc. (“Seller”), dated effective March 1, 2006 (the “Agreement”), as follows:

1. Amendment of Section 8.11 HL7 Compliance. Effective as of the Effective Date, Section 8.11 HL7 Compliance to the Agreement is hereby amended and restated to and will read as follows:

8.11	HL7 Compliance. Vendor enables HL7 connectivity through and option of the RadNet central station product. This option contains the necessary hardware and software required to translate patient data into HL7 compliant protocols. Connectivity to the customer’s HL7 compliant Electronic Medical Record will require some level of customization of the protocol dependent of the customer’s EMR vendor, HL7 version and end user requirements. Such customization is available at an additional fee depending on the requirements and scope of the interface.

2. Other Terms and Conditions. All other terms and conditions of the Agreement shall remain in full force and effect.

This Amendment is hereby executed as of the Effective Date by the parties’ authorized representatives set forth below.

PREMIER PURCHASING PARTNERS, L.P. (“Purchasing Partners”)		Masimo Americas, Inc.
(“Seller”)

By:	PREMIER PLANS, L.L.C.,
Its General Partner

By:	/s/ John J. Biggers, Jr.	By:	/s/ Jim Beyer

Printed Name:	John J. Biggers, Jr.	Printed Name:	Jim Beyer

Title:	Group Vice President, Sourcing	Title:	Vice President, National Accounts

By:	/s/ John W. Hargette

Printed Name:	John W. Hargette

Title:	Vice President, Sourcing